UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Diversey Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708

SUPPLEMENT TO PROXY STATEMENT

On May 15, 2023, Diversey Holdings, Ltd. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission the (“SEC”) relating to an extraordinary general meeting of shareholders of Diversey, which will be held on June 8, 2023 at 10:00 a.m., ET.

This proxy statement supplement, dated May 16, 2023 (the “Supplement”), supplements the Proxy Statement. The Company discovered that it had inadvertently omitted the table under the caption “Fees and Expense” found on page 63 of the Proxy Statement, from the Proxy Statement filed with the SEC and the Proxy Statement mailed to the Company’s shareholders. This Supplement is being filed promptly after discovering such omission to provide the completed table.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. This Supplement should be read in conjunction with the Proxy Statement and the related Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the SEC on May 16, 2023. Capitalized terms not defined in this Supplement have the meanings assigned to them in the Proxy Statement.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$36,136,000.00
Legal fees and expenses	19,500,000.00
Accounting and tax advisory fees	1,000,000.00
SEC filing fees	290,526.14
Printing, proxy solicitation and mailing costs	795,000.00
Miscellaneous	78,473.86
Total	$57,800,000.00

Except as expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.